CREE RESEARCH, INC.
                                   EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                                       YEARS ENDED JUNE 30,
                                                  1997         1996          1995           1994            1993
                                              -----------   -----------   -----------    -----------    -----------

PRIMARY:
Weighted average common shares outstanding     12,455,494    11,825,857    10,367,290     10,336,646      8,073,174

Net effect of dilutive stock options and
   warrants- based on treasury stock method       670,048       789,107          --             --             --
                                              -----------   -----------   -----------    -----------    -----------
Total                                          13,125,542    12,614,964    10,367,290     10,336,646      8,073,174
                                              ===========   ===========   ===========    ===========    ===========
Net income (loss)                               3,542,275       242,855       (17,074)      (430,883)       593,535
                                              ===========   ===========   ===========    ===========    ===========
Net income (loss) per common share            $      0.27   $      0.02   ($     0.00)   ($     0.04)   $      0.07
                                              ===========   ===========   ===========    ===========    ===========

FULLY DILUTED:
Weighted average common shares outstanding     12,455,494    11,825,857    10,367,290     10,336,646      8,073,174

Net effect of dilutive stock options and
   warrants- based on treasury stock method       685,648       821,582          --             --          647,940
                                              -----------   -----------   -----------    -----------    -----------
Total                                          13,141,142    12,647,439    10,367,290     10,336,646      8,721,114
                                              ===========   ===========   ===========    ===========    ===========
Net income (loss)                               3,542,275       242,855       (17,074)      (430,883)       593,535
                                              ===========   ===========   ===========    ===========    ===========
Net income (loss) per common share            $      0.27   $      0.02   ($     0.00)   ($     0.04)   $      0.07
                                              ===========   ===========   ===========    ===========    ===========